Exhibit 99.1

Press Release

Santander Holdings USA, Inc. Announces

Pricing of Exchange Offers and Related Tender Offers

for Any and All of its

4.450% Senior Notes Due 2021

and 3.700% Senior Notes Due 2022

BOSTON, October 1, 2019 – PRESS RELEASE

Santander Holdings USA, Inc. (“SHUSA”) today announced the pricing of the two separate previously announced offers to exchange (the “Exchange Offers”) and related offers to purchase for cash (the “Cash Offers”) any and all of its outstanding 4.450% Senior Notes Due 2021 and 3.700% Senior Notes Due 2022 (the “Old Notes”).

Exchange Offers

The following table sets forth the Exchange Prices of each series of Old Notes validly tendered and accepted in the Exchange Offers, as calculated at 2:00 p.m., New York City time, on October 1, 2019.

Security	CUSIP	Outstanding Principal Amount	Reference U.S. Treasury Security	Reference U.S. Treasury Security Yield	Bloomberg Reference Page(1)	Fixed Spread	Exchange Price(2)	Cash Payment (3)	New Notes per $1,000 Old Notes
4.450% Notes due 2021	80282KAU0	$1,000,000,000	1.500% due August 31, 2021	1.577%	PX1	60.0 bps	$1,045.98	$45.98	$1,000
3.700% Notes due 2022	80282KAT3, 80282KAK2, U8029KAA0	$1,440,000,000	1.500% due September 15, 2022	1.489%	PX1	80.0 bps	$1,032.78	$32.78	$1,000

(1) The page on Bloomberg from which the Dealer Managers quoted the bid-side prices of the Reference U.S. Treasury Security specified in the table above.

(2) Schedule A to the Offering Memorandum sets forth the formula for the calculation of the Exchange Price. The Exchange Price was calculated at 2:00 p.m., New York City time, on October 1, 2019.

(3) With respect to each series of Old Notes, represents the amount that will be paid in cash, representing the portion of the Exchange Price that exceeds $1,000 per $1,000 principal amount of such validly tendered Old Notes.

The Exchange Offers are being made pursuant to an Offering Memorandum and a Notice of Guaranteed Delivery, each dated September 25, 2019, which contain detailed information concerning the terms of the Exchange Offers and the Eligibility Letter.

The Exchange Offers will expire at 5:00 p.m., New York City time, on October 1, 2019 unless extended or earlier terminated by SHUSA (the “Exchange Offer Expiration Time”). Old Notes tendered for exchange may be validly withdrawn at any time at or before the Exchange Offer Expiration Time, unless extended or earlier terminated.

The “Exchange Price” for each $1,000 principal amount of the Old Notes validly tendered and accepted for exchange (including any such Old Notes delivered by the Guaranteed Delivery Date (as defined in the Offering Memorandum) via the guaranteed delivery procedures set forth in the Offering Memorandum) is a combination of: (i) a principal amount of New Notes equal to the discounted value (calculated in accordance with the formula set forth in Schedule A to the Offering Memorandum) on the Exchange Offer Payment Date (as defined below) of the remaining payments of principal and interest (excluding accrued interest) per $1,000 principal amount of the Old Notes through the applicable par call date of the Old Notes, using a yield equal to the sum of the yield (the “Reference Yield”) based on the bid-side price of the Reference U.S. Treasury Security specified in the table above, as calculated by the Dealer Managers at 2:00 p.m., New York City time, on October 1, 2019 (subject to certain exceptions set forth in the Offering Memorandum, such time and date, as the same may be extended, the “Price Determination Time”) plus the Fixed Spread specified in the table above, minus the Cash Component (as defined below); and (ii) cash with an aggregate value equal to the applicable Exchange Price per $1,000 principal amount of such series of Old Notes minus $1,000 (the “Cash Component”).

The interest rate on the New Notes will accrue from the Payment Date at a rate equal to the sum of (x) 1.564%, the bid-side yield on the Reference U.S. Treasury Security due August 31, 2026 at the Price Determination Time and (y) 1.68% (168.0 basis points). The applicable yield (and coupon) on the New Notes is 3.244%, and Applicable Spread with respect to the Company’s option to redeem (as set forth in the Offering Memorandum) is 25 basis points.

Payment for any Old Notes that are validly tendered and not validly withdrawn and accepted for purchase will be made promptly following the Exchange Offer Expiration Time (such date, the “Exchange Offer Payment Date”). We expect the Exchange Offer Payment Date to occur on October 4, 2019 and we expect the payment for Old Notes delivered under the guaranteed delivery procedures to occur on October 4, 2019. Old Notes purchased pursuant to the Exchange Offers will be cancelled.

The Exchange Offers are conditioned upon the satisfaction of certain customary conditions described in the Offering Memorandum, including the timely satisfaction or waiver of all conditions precedent to the completion of the corresponding Cash Offers. The Exchange Offers are conditioned upon the issuance of an aggregate principal amount of New Notes of not less than $400,000,000.

Cash Offers

The following table sets forth the Purchase Prices of each series of Old Notes validly tendered and accepted in the Cash Offers, as calculated at 2:00 p.m., New York City time, on October 1, 2019.

Security	CUSIP	Outstanding Principal Amount	Reference U.S. Treasury Security	Reference U.S. Treasury Security Yield	Bloomberg Reference Page(1)	Fixed Spread	Purchase Price(2)

4.450% Notes due 2021	80282KAU0	$1,000,000,000	1.500% due August 31, 2021	1.577%	PX1	60.0 bps	$1,045.98

3.700% Notes due 2022	80282KAT3, 80282KAK2, U8029KAA0	$1,440,000,000	1.500% due September 15, 2022	1.489%	PX1	80.0 bps	$1,032.78

(1) The page on Bloomberg from which the Dealer Managers (as defined below) quoted the bid-side prices of the Reference U.S. Treasury Security specified in the table above.

(2) Per $1,000 principal amount of each series of Old Notes accepted for purchase calculated on the basis of pricing for the Reference U.S. Treasury Security as of 2:00 p.m., New York City time, on October 1, 2019 and a Cash Offer Payment Date (as defined below) of October 4, 2019. The calculation of the Purchase Price, as set forth in the Offer to Purchase, was performed using the present value at the applicable Price Determination Time as if the principal amount had been due on the par call date.

The Cash Offers are being made pursuant to an Offer to Purchase and a Notice of Guaranteed Delivery, each dated September 25, 2019, which contain detailed information concerning the terms of the Cash Offers and the Certification Instructions Letter.

The Cash Offers will expire at 5:00 p.m., New York City time, on October 1, 2019 unless extended or earlier terminated by SHUSA (the “Cash Offer Expiration Time”). Old Notes tendered for purchase may be validly withdrawn at any time at or before the Cash Offer Expiration Time, unless extended or earlier terminated.

The “Purchase Price” for each $1,000 principal amount of Old Notes validly tendered and accepted for purchase (including any such Old Notes delivered by the Guaranteed Delivery Date (as defined in the Offer to Purchase) via the guaranteed delivery procedures set forth in the Offer to Purchase) was determined in the manner described in the Offer to Purchase by reference to a fixed spread specified for the Old Notes (the “Fixed Spread”) specified in the table above plus the yield based on the bid-side price of the Reference U.S. Treasury Security specified in the table above at 2:00 p.m., New York City time, on October 1, 2019, unless extended or earlier terminated.

Payment for any Old Notes that are validly tendered and not validly withdrawn and accepted for purchase will be made promptly following the Cash Offer Expiration Time (such date, the “Cash Offer Payment Date”). We expect the Cash Offer Payment Date to occur on October 4, 2019 and we expect the payment for Old Notes delivered under the guaranteed delivery procedures to occur on October 4, 2019. Old Notes purchased pursuant to the Cash Offers will be cancelled.

The Cash Offers are conditioned upon the satisfaction of certain conditions described in the Offer to Purchase, including the timely satisfaction or waiver of all conditions precedent to the completion of the corresponding Exchange Offers and other customary conditions. The Cash Offers are not conditioned upon the tender of any minimum principal amount of Old Notes. The maximum aggregate amount of cash that the Company will use to purchase all validly tendered Old Notes in the Cash Offers is $200,000,000, unless waived by it as provided in the Offer to Purchase.

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Barclays Capital Inc., Citigroup Global Markets Inc. and Santander Investment Securities Inc. (the “Dealer Managers”) are acting as dealer managers for the Exchange Offers and the Cash Offers, and D.F. King & Co., Inc. is serving as the tender agent, the exchange agent and information agent. Requests for documents may be directed to D.F. King & Co., Inc. by telephone at +1 212 269-5550 (banks and brokers) or +1 800 814-2879. Questions regarding the Exchange Offers and the Cash Offers may be directed to Barclays Capital Inc. at +1 800 438-3242 or collect at +1 212 528-7581; to Citigroup Global Markets Inc. at +1 800 558-3745 or collect at +1 212 723-6106; or to Santander Investment Securities Inc. at +1 855 404-3636 or collect at +1 212 940-1442.

Copies of the Offer to Purchase, the Offering Memorandum and the related Notices of Guaranteed Delivery are available at the following web address: www.dfking.com/santander. Terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Offer to Purchase and Offering Memorandum, as applicable.

None of the Offer to Purchase, the Offering Memorandum, the related Notices of Guaranteed Delivery nor any related documents have been filed with the U.S. Securities and Exchange Commission, nor have any such documents been filed with or reviewed by any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of the Offer to Purchase, the Offering Memorandum or the Notices of Guaranteed Delivery or any related documents, and it is unlawful and may be a criminal offense to make any representation to the contrary.

This announcement is not an offer to purchase or a solicitation of an offer to purchase. The Exchange Offers and the Cash Offers are being made solely by SHUSA pursuant to the Offering Memorandum and the Offer to Purchase, respectively, and the Notices of Guaranteed Delivery. The Exchange Offers and Cash Offers are not being made to, nor will SHUSA accept tenders of Old Notes from, holders in any jurisdiction in which the Exchange Offers or the Cash Offers or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Santander Holdings USA, Inc. (SHUSA) is a wholly-owned subsidiary of Madrid-based Banco Santander, S.A. (NYSE: SAN) (Santander), with more than 144 million customers in the U.S., Europe and Latin America. SHUSA is the parent company of six financial companies, with approximately 17,000 employees, 5.2 million customers and assets of over $154.6 billion. These include Santander Bank, N.A.; Santander Consumer USA Holdings Inc. (NYSE: SC); Banco Santander International of Miami; Banco Santander Puerto Rico; Santander Securities LLC of Boston; Santander Investment Securities Inc. of New York; and several other subsidiaries.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, or future events are not historical facts and may be forward-looking. Such statements include, but are not limited to, SHUSA’s statements regarding the Cash Offers and the Exchange Offers. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “looking forward,” “would,” “hopes,” “assumes,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date on which the statements are made, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors and assumptions, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled “Risk Factors” and elsewhere in the Annual Report on Form 10-K SHUSA files with the Securities and Exchange Commission (the “SEC”). Among the factors that could cause actual results to differ from those reflected in forward-looking statements include, without limitation, the risks and uncertainties described in SHUSA’s filings with the SEC. New risks and uncertainties emerge from time to time, and it is not possible for SHUSA to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by SHUSA or any other person that SHUSA’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on SHUSA’s forward-looking statements, and SHUSA undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Disclaimer

This announcement must be read in conjunction with the Offer to Purchase, the Offering Memorandum and related Notices of Guaranteed Delivery. This announcement and the Offer to Purchase, the Offering Memorandum and related Notices of Guaranteed Delivery (including the documents incorporated by reference therein) contain important information which must be read carefully before any decision is made with respect to the Cash Offers or the Exchange Offers. If any holder of Old Notes is in any doubt as to the action it should take, it is recommended to seek its own legal, tax, accounting and financial advice, including as to any tax consequences, immediately from its stockbroker, bank manager, attorney, accountant or other independent financial or legal adviser. Any individual or company whose Old Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Cash Offers or the Exchange Offers. None of SHUSA, the dealer managers, the tender and information agent, and any person who controls, or is a director, officer, employee or agent of such persons, or any affiliate of such persons, makes any recommendation as to whether holders of Old Notes should participate in the Cash Offers or the Exchange Offers.

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FINANCIAL CONTACTS:

Andrew Withers

617.757.3524

awithers@santander.us

MEDIA CONTACTS:

Laurie Kight

617.757.5891

laurie.kight@santander.us

Nancy Orlando

617.757.5765

nancy.orlando@santander.us